UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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WAUWATOSA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 28, 2008
Dear Fellow Shareholder,
     We invite you to attend the Wauwatosa Holdings, Inc. Annual Meeting of Shareholders, which will be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin at 10:00 a.m., Central Time, on Tuesday, May 13, 2008.
     This year we are furnishing proxy materials to our shareholders over the Internet, as permitted by new rules adopted by the Securities and Exchange Commission. You may read, print and download our 2007 Annual Report to Shareholders on Form 10-K and our Proxy Statement at www.proxyvote.com. On March 28, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.
     You may vote your shares by internet, by telephone, by regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.
     The proxy materials describe the formal business to be transacted at the Annual Meeting. Included in the materials is our Annual Report on Form 10-K, which contains detailed information concerning our activities and operating performance.
     On behalf of the Board, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted.
Sincerely,
DOUGLAS S. GORDON
Chief Executive Officer

WAUWATOSA HOLDINGS, INC
PROXY STATEMENT
SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I — THE ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT YEAR-END
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS WITH WAUWATOSA HOLDINGS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS AND NOTICES

WAUWATOSA HOLDINGS, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2008

To the Shareholders of Wauwatosa Holdings, Inc.:
     The 2008 annual meeting of shareholders of Wauwatosa Holdings, Inc. will be held on Tuesday, May 13, 2008, at 10:00 a.m., Central Time, at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin for the following purposes:
(1)	Electing two directors to serve for terms expiring in 2011;

(2)	Ratifying the selection of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm; and

(3)	Transacting such other business as may properly come before the annual meeting or any adjournment thereof.
     The board of directors has fixed the close of business on March 18, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting. Lamplighter Financial, MHC, our mutual holding company, owns 73.76% of our outstanding shares and intends to vote its shares in favor of the proposals described in this Proxy Statement.
     We call your attention to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

By Order of the Board of Directors

William F. Bruss
Senior Vice President and Secretary
Wauwatosa, Wisconsin
March 28, 2008

PROXY STATEMENT
WAUWATOSA HOLDINGS, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

SOLICITATION AND VOTING
     This Proxy Statement and accompanying Proxy Card are furnished to the shareholders of Wauwatosa Holdings, Inc. in connection with the solicitation of proxies by the Wauwatosa Holdings board of directors for use at the annual meeting of Wauwatosa Holdings shareholders on Tuesday, May 13, 2008, and at any adjournment of the meeting. The 2007 Annual Report on Form 10-K is attached to the Proxy Statement and contains business and financial information concerning us. Our proxy materials are being made available to shareholders on or about March 28, 2008.
     Record Date and Meeting Information. The board of directors has fixed the close of business on March 18, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock, the only class of voting stock of Wauwatosa Holdings outstanding, on the record date are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. At the record date, there were 31,250,897 shares of common stock validly issued and outstanding.
     The board of directors of Wauwatosa Holdings knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this Proxy Statement. If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.
     Voting Your Shares. Any shareholder entitled to vote at the annual meeting may vote either in person or by a properly executed proxy. Shares represented by properly executed proxies received by Wauwatosa Holdings will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. If no voting instructions are given on a properly executed proxy, the shares will be voted FOR the election of management’s director nominees and FOR the ratification of KPMG LLP as our independent registered public accounting firm.
     A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date, using the internet or telephone voting options explained on the Proxy Card, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute revocation of a proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the annual meeting.
     Shares in Employee Plans Any shareholder who owns shares through an allocation to that person’s account under the Wauwatosa Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a separate Proxy Card to instruct the ESOP’s Trustee how to vote those shares. The ESOP Trustee, Marshall & Ilsley Trust Company NA, will vote shares allocated to those employees’ ESOP accounts in accordance with the participant’s voting instructions on the proxies. The ESOP administrator may vote, in its discretion, unallocated ESOP shares and any allocated ESOP shares which are not voted by the individuals to whom they are allocated. It is expected that those shares will be voted for all nominees and proposals.
     Shares Held by Charitable Foundation. Under applicable regulations and the terms of the Plan of Reorganization pursuant to which Wauwatosa Savings Bank converted into the mutual holding company form, the Waukesha County Community Foundation, Inc. must vote all shares of Wauwatosa Holdings common stock held by it in the same ratio as all other shares of Wauwatosa Holdings voted on each proposal by Wauwatosa Holdings’

shareholders. On the record date, the Waukesha County Community Foundation held 31,442 shares of Wauwatosa Holdings common stock.
     Quorum and Required Vote. A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.
     A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors. In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting. With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.
     The affirmative vote of a majority of shareholders present at the annual meeting in person or by proxy is required to approve KPMG, LLP as our independent registered public accounting firm for the year ending December 31, 2008, without regard to broker non-votes or proxies marked “Abstain.”
     Lamplighter Financial MHC owns 74% of the outstanding shares of Wauwatosa Holdings common stock. Lamplighter Financial MHC intends to vote all of its shares in favor of the proposals, which means that their passage is assured.
     Expenses and Solicitation. We will pay expenses in connection with the solicitation of proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication. Those directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses. Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their reasonable expenses.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The table below sets forth information regarding the beneficial ownership of Wauwatosa Holdings common stock on the record date by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all of our directors and executive officers as a group. None of the shares beneficially owned by our directors or officers are pledged as collateral for loans.

	Number of Shares and
	Nature of Beneficial	Percent
Name of Beneficial Owner	Ownership (1)(2)	of Class
Lamplighter Financial, MHC(4)	23,050,183	73.76%

Rebecca M. Arndt	18,063	*
William F. Bruss	31,359	*
Thomas E. Dalum	48,351	*
Douglas S. Gordon	203,338	*
Michael L. Hansen	185,844	*
Richard C. Larson	45,493	*

	Number of Shares and
	Nature of Beneficial	Percent
Name of Beneficial Owner	Ownership (1)(2)	of Class
Patrick S. Lawton	153,275	*
Stephen J. Schmidt	36,500	*
All directors and executive officers as a group (8 persons) (3)	1,255,285	4.02%

*	Less than 1.0%

(1)	Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares. Number of shares identified as indirect beneficial ownership with shared voting and dispositive power: Ms. Arndt – 1,875; Mr. Bruss – 7,859; Mr. Dalum – 13,351; Mr. Gordon – 13,209; Mr. Hansen – 145,000; Mr. Larson – 7,993; Mr. Lawton – 19,600; group – 751,949. See also note (3) below.

(2)	Includes the following shares subject to options exercisable within 60 days of the record date: Ms. Arndt – 5,000; Messrs. Bruss, Dalum, Hansen, Larson, Lawton and Schmidt – 10,000 shares each; Mr. Gordon – 50,000; all directors and executive officers as a group – 118,000.

(3)	The total for the group (but not any individual) includes 533,062 unallocated shares held in the ESOP, as to which voting and dispositive power is shared. As administrator, Wauwatosa Savings (through its board) may vote, in its discretion, shares which have not yet been allocated to participants. Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion. Allocated shares are included only if allocated to named executive officers, in which case they are included in those individuals’ (and the group’s) beneficial ownership.

(4)	The mailing address of Lamplighter Financial, MHC is 11200 W Plank Ct., Wauwatosa, WI 53226.
     The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
PROPOSAL I – THE ELECTION OF DIRECTORS
     The charter provides that the number of directors of Wauwatosa Holdings shall be between five and fifteen, as determined by the board of directors and set forth in our bylaws. At each annual meeting the term of office of one class of directors expires and a class of directors is elected to serve for a term of three years or until their successors are elected and qualified. Messrs. Hansen and Schmidt, the directors whose terms expire at the annual meeting, are being nominated for re-election as directors for terms expiring in 2011. Shares represented by proxies will be voted FOR the election of the nominees unless otherwise specified by the executing shareholder. If any nominee declines or is unable to act as a director, which we do not foresee, proxies may be voted with discretionary authority for a substitute nominee designated by the board.
     Ms. Barbara Coutley retired and resigned from her positions with us and with Wauwatosa Savings Bank effective December 31, 2007, including her directorships. The Board of Directors reduced the size of the board of directors from six directors to five.
     Information regarding the nominees and the directors whose terms continue is set forth in the following table. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominees listed below.

	Principal Occupation and	Director
Name and Age	Business Experience (1)	Since (2)
	Nominees for Terms expiring in 2011

Michael L. Hansen, 56 (4)(5)(6)	Active business investor; current significant ownership in Eagle Metal Finishing LLC and Mid-States Contracting, Inc.	2003

	Principal Occupation and	Director
Name and Age	Business Experience (1)	Since (2)
Stephen J. Schmidt, 46 (4)(5)(6)	President Schmidt and Bartelt Funeral and Cremation Services	2002

	Continuing Director—Term expires in 2010

Thomas E. Dalum, 66 (4)(5)(6)	Chairman of UELC, an equipment leasing company and President of DUECO, an equipment manufacturer and distributor	1979

	Continuing Directors – Terms expire in 2009

Douglas S. Gordon, 50	Chief Executive Officer and President of Wauwatosa Holdings and Wauwatosa Savings Bank since January 2007; President and Chief Operating Officer of Wauwatosa Savings Bank prior to 2007 and beginning in 2005; Real estate investor	2005

Patrick S. Lawton, 51 (3)(4)(5)(6)	Managing Director of Fixed Income Capital Markets for Robert W. Baird & Co., Incorporated	2000

(1)	Unless otherwise noted, all directors have been employed in their respective principal occupations listed for at least the past five years.

(2)	Indicates the date when director was first elected to the board of Wauwatosa Savings Bank. Each of these persons became a director of Wauwatosa Holdings in 2005.

(3)	Chairman of the Board and of Wauwatosa Savings Bank, effective January 1, 2007.

(4)	Member of the Compensation Committee, of which Mr. Lawton is Chairman.

(5)	Member of the Nominating Committee, of which Mr. Schmidt is Chairman.

(6)	Member of the Audit Committee, of which Mr. Hansen is Chairman.
     Information regarding named executive officers who are not directors of Wauwatosa Holdings is set forth in the following table.

		Executive
	Offices and Positions with Wauwatosa Holdings and Wauwatosa	Officer
Name and Age	Savings Bank	Since
Richard C. Larson, 51	Chief Financial Officer and Senior Vice President of Wauwatosa Holdings and of Wauwatosa Savings Bank	1990
William F. Bruss, 38	General Counsel, Senior Vice President and Secretary of Wauwatosa Holdings and of Wauwatosa Savings Bank	2005
Rebecca M. Arndt, 40	Vice President — Retail Operations of Wauwatosa Savings Bank previously First Vice President, Retail Banking at Ozaukee Bank	2006
Board Meetings and Committees
     The Wauwatosa Holdings board of directors met ten times during the year ended December 31, 2007. The Board of Directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The Board of Directors has determined that Messrs. Dalum, Hansen, Lawton and Schmidt are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this Proxy Statement and that had an impact on our determination as to the independence of our directors. Therefore, all members of the Audit, Compensation and Nominating Committees are “independent.” As part of these meetings, independent directors regularly met without management or non-independent directors present. Each director attended all meetings of the board and meetings of the committees of the board on which such director served during the year.
     The Audit Committee met nine times during the year ended December 31, 2007. The Board of Directors has determined that each member of the Audit Committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ Marketplace Rules, but also by the Securities and Exchange Commission and the Internal Revenue Service. On behalf of the Audit Committee, Mr. Hansen, its chair, also regularly consults with the Wauwatosa Holdings independent registered public accounting firm about the Wauwatosa Holdings periodic public financial disclosures. The board believes that all of the members of the Audit Committee have sufficient experience, knowledge and other personal qualities to be “financially literate” and be active, effective and contributing members of the Audit Committee. Mr. Hansen has been designated an “audit committee financial expert” pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations and is “independent” as that term is used in Rule 14a-101 under the Exchange Act. See also “Report of the Audit Committee” and “Proposal II – Ratification of the Appointment of our Independent Registered Public Accounting Firm” for other information pertaining to the Audit Committee.
     The Compensation Committee, chaired by Mr. Lawton, held three meetings during the year ended December 31, 2007. Each member of the compensation committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Compensation Committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures. The Compensation Committee has the authority to delegate the development, implementation and execution of benefit plans to management. See also “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” for other information pertaining to the Compensation Committee.
     The Nominating and Corporate Governance Committee, chaired by Mr. Schmidt, held one meeting during the year ended December 31, 2007. Each member of the nominating committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. Our Board of Directors has adopted a written charter for the nominating committee. A copy of the nominating committee charter is also available at our website at http://www.wsbonline.com under the link “Investor Relations – Wauwatosa Holdings – Corporate Governance.”
     The functions of the nominating committee include the following:
•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership; and

•	to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines.
     The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.
     The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”
     The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 West Plank Road, Wauwatosa, Wisconsin 53226. The Corporate Secretary must receive a submission not more than 110 days and not less than 80 days prior to the date of our next annual meeting. The submission must include the following information:
•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the nominating committee;

•	the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between us and the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
     A nomination submitted by a shareholder for presentation at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future.
     Wauwatosa Holdings has adopted charters for the Audit, Compensation and Nominating and Corporate Governance Committees. We will continue to respond to and comply with SEC and NASDAQ Stock Market requirements relating to board committees. Copies of the charters for our Audit, Compensation and Nominating and Corporate Governance Committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, under the link “Investor Relations-Wauwatosa Holdings-Corporate Governance.” If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters
     Communications between Shareholders and the Board. A shareholder who wants to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary at 11200 West Plank Road, Wauwatosa, Wisconsin 53226, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
     At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
     Director Attendance at Annual Shareholders’ Meeting. Wauwatosa Holdings expects all of its directors to attend the annual meeting of shareholders. Last year, all directors attended our annual meeting of shareholders.
     Code of Ethics. Wauwatosa Holdings has adopted a code of ethics that reflects current circumstances and SEC and NASDAQ definitions for such codes. We have adopted a code of business conduct and ethics for ourselves, Wauwatosa Savings Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of Wauwatosa Holdings and subsidiaries. We have posted a copy of its code of business conduct and ethics on our corporate website, at www.wsbonline.com, under the link “Investor Relations-Wauwatosa Holdings-Corporate Governance.” As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.
COMPENSATION DISCUSSION AND ANALYSIS
     Compensation Philosophy. The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives, encourage extraordinary management effort through well-designed incentive opportunities and contribute to the short- and long-term interests of our shareholders. Long-term executive compensation programs focus on base salary, discretionary bonus and equity incentive awards. The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the Committee. They are further intended to reward enhanced shareholder value as measured by share price. In 2005, the Compensation Committee engaged Hewitt Associates, LLC, a global human resources outsourcing and consulting firm, to assess the compensation program in light of these objectives and to make suggestions for improvement. The Hewitt assessment was presented to the Compensation Committee in December 2005 and considered by the Compensation Committee in making its subsequent decisions regarding executive compensation.
     Base Salary. In determining the base salary of executive officers, the Committee reviewed, among other things, the Hewitt report mentioned above, third party surveys of peer institutions, the historical compensation of those officers under review and performance measures of Wauwatosa Holdings and its subsidiaries. In evaluating performance in 2006 for calendar 2007 compensation, the Committee shifted an additional portion of cash compensation to incentive stock compensation over and above that portion provided by the qualified ESOP. As a result of the Committee’s detailed review and analysis, 2007 base salaries increased by 12.0% for the named executives below. The Committee’s most recent detailed review and analysis resulted in base salaries remaining unchanged for calendar 2008. The Committee concluded that the level of base salary did not need to be raised in order to accomplish the objectives noted above.
     Bonus. Actual bonus amounts have historically been determined on a discretionary basis following a review of our performance and that of the executive in question. They have ranged from 20% of base compensation to 100% of base compensation. In revaluating our long-term executive compensation objectives and related programs, the Committee has targeted executive bonuses at 25% of base salary beginning in 2007. This is still a significant portion of total compensation and continues to allow discretion before the year-end bonus is paid. This element of overall compensation is meant to defer a portion of cash compensation to the end of the period. It allows the Committee one final opportunity to evaluate individual performance prior to the payout. It also serves as a means of retaining executives at least through the payout date. This target as applied to 2007 base salaries resulted in an additional shift of compensation from cash compensation to incentive stock compensation. Total 2007 bonuses for named executives were 38.6% below those of the prior year. All bonuses are earned over a calendar year and are paid out in January following the end of the calendar year.
     Equity Incentives. The Committee believes that equity-based compensation can provide an important incentive to executive officers while also aligning their interests with those of shareholders, since the value of the compensation will depend upon stock price performance. The ESOP, initially established in 2005, and the 2006 Equity Incentive Plan, approved by shareholders in May 2006, provide certain equity-based incentive compensation. Both restricted stock awards and option awards were granted to directors and executive officers in January 2007 and will be reported as a component of their total compensation for 2007. The Committee targeted long-term equity incentives at approximately one-third of total annual compensation for executive management. With regard to the Chief Executive Officer, the Committee targeted long-term equity incentives at more than half of total annual compensation. The allocation between the restricted stock awards and the option awards was generally an equal split. This is especially true for newly employed executives. For those executives that remain with us throughout the vesting period and who are fully vested in our other benefit plans, the allocation between restricted stock awards and option awards was more heavily weighted to the restricted stock awards. Dividends declared on our stock are paid to the holders of both vested and unvested restricted stock awards.
     The initial grants of restricted stock awards and option awards under the 2006 Equity Incentive Plan were made on January 5, 2007. That date was before fourth quarter operating information was available and was more than a month prior to our fourth quarter earnings release. The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant date. The equity incentive elements of total compensation very clearly tie to the Committee’s objectives of executive retention due to the vesting schedules and to enhanced shareholder value due to the tie to our share value.
     In the event of a change in control, the unvested equity incentive awards held by each recipient will vest automatically. Vested awards may be immediately cancelled and paid out in cash or stock based upon the highest fair market value per share of the stock during the 60-day period immediately preceding cancellation. A second-step conversion of our mutual holding company to stock form will not be considered a change in control.
     The ESOP is a qualified plan that benefits all eligible employees proportionately. The ESOP was intended to replace our defined benefit pension plan and is not separately considered in the review and evaluation of annual executive compensation. ESOP allocations are made annually as of December 31 to all eligible employees. An employee must have completed a full year of service by July 1 of the calendar year and be employed by us on December 31 in order to receive an annual allocation each year. In the event of plan termination, all allocated benefits become fully vested immediately. Dividends paid with respect to shares of our stock allocated to participant accounts shall be used to repay any ESOP loan or credited proportionately to participant accounts.
     Our current Chief Executive Officer, Douglas S. Gordon, had an active role in working with the Compensation Committee to develop overall, long-term compensation programs. All final decisions were made exclusively by the Compensation Committee.
     Chief Executive Officer Compensation. Base salary and bonus paid to Douglas S. Gordon, Chief Executive Officer, for the year ended December 31, 2007 was based on the employment agreement revised in December 2006. Mr. Gordon’s 2007 base salary of $360,000 was 44% higher than the 2006 base salary paid in his former position as our Chief Operating Officer and Wauwatosa Savings Bank president. Mr. Gordon’s bonus compensation earned in 2007 and paid in 2008 was $90,000, 64% less than the bonus earned in 2006 and paid in 2007. Decreases in Mr. Gordon’s cash compensation from 2006 to 2007 were offset by incentive stock awards issued in 2007.
     Wauwatosa Savings Bank entered into an employment agreement with Douglas S. Gordon on October 25, 2005, as amended December 19, 2006. The employment agreement is intended to ensure that Mr. Gordon will serve as the President and Chief Executive Officer of Wauwatosa Holdings, of Lamplighter Financial, MHC and of Wauwatosa Savings Bank through the period ended December 31, 2007. This agreement was allowed to lapse as of the end of 2007. Mr. Gordon’s long-term commitment to us is now supported by the equity incentive awards issued in 2007 that vest over the five years ending January 5, 2012.
     Report of the Compensation Committee on Executive Compensation. The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
This report has been provided by the Compensation Committee:
Patrick S. Lawton, Chairman
Thomas E. Dalum
Michael L. Hansen
Stephen J. Schmidt
     The following table shows the compensation of Douglas S. Gordon, our principal executive officer in 2007, Richard C. Larson, our principal financial officer and three other executive officers who received total compensation of more than $100,000 during the past fiscal year.
SUMMARY COMPENSATION TABLE(1)(2)(3)

						All
						Other
Name and				Stock	Option	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Total
Position	Year	($)(6)	($)(7)	($)(4)	($)(4)	($)(5)	($)(8)
Douglas S. Gordon	2007	360,000	90,000	353,400	269,405	60,311	1,133,116
Chief Executive Officer of Wauwatosa Holdings and of Wauwatosa Savings Bank, 2007; President and Chief Operating Officer of Wauwatosa Savings Bank, 2006	2006	250,000	250,000	0	0	14,951	514,951
Richard C. Larson	2007	200,000	50,000	58,311	53,881	48,283	410,475
Chief Financial Officer of Wauwatosa Holdings and of Wauwatosa Savings Bank	2006	177,000	130,000	0	0	67,255	374,255

						All
						Other
Name and				Stock	Option	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Total
Position	Year	($)(6)	($)(7)	($)(4)	($)(4)	($)(5)	($)(8)
William F. Bruss	2007	160,000	40,000	47,709	53,881	64,382	365,972
General Counsel and Senior Vice President of Wauwatosa Holdings and of Wauwatosa Savings Bank	2006	175,000	60,000	0	0	62,467	297,467
Barbara J. Coutley	2007	150,000	117,564	0	0	33,497	301,061
Senior Vice President and Secretary of Wauwatosa Holdings and of Wauwatosa Savings Bank	2006	150,000	30,000	0	0	59,453	239,453
Rebecca M. Arndt	2007	120,000	30,000	35,340	26,940	43,496	255,776
Bank Vice President, Retail Operations	2006	137,197	35,000	0	0	8,706	175,904

(1)	There was no executive non-equity incentive plan compensation granted.

(2)	The Wauwatosa Savings Bank defined benefit pension plan was frozen in December 2005. All future benefits ceased to accrue as of that date. No additional contributions have been made. Vested plan benefits are expected to be distributed in 2008.

(3)	There were no above-market or preferential earnings on non-qualified deferred compensation plans.

(4)	Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R, of restricted stock and stock options awarded in 2007 under our 2006 Equity Incentive Plan.

(5)	All other 2007 compensation includes ESOP shares valued at $16.44 per share, allocated on December 31, 2007 and totals $44,412 for Mr. Gordon; $44,584 for Mr. Larson; $43,707 for Mr. Bruss, $30,317 for Ms. Coutley and $30,828 for Ms. Arndt. All other 2006 compensation includes ESOP shares valued at $17.82 per share allocated on December 31, 2006 and total $48,963 for each of Messrs. Larson, Bruss and Ms. Coutley. Mr. Gordon and Ms. Arndt were not eligible to participate in the ESOP in 2006. All other compensation also includes club membership dues. Mr. Gordon’s membership dues were $10,549 for 2007 and $9,755 for 2006; Mr. Larson’s membership dues were $741 for 2007 and $15,094 for 2006; Mr. Bruss’ membership dues were $10,208 for 2007; Ms. Arndt’s dues were $1,140 for 2007 and $1,104 for 2006. All other compensation includes personal use of company-owned vehicles. The value of such use amounted to $5,350 in 2007 and $5,196 in 2006 for Mr. Gordon; $2,959 in 2007 and $3,198 in 2006 for Mr. Larson; $10,466 in 2007 and $13,504 in 2006 for Mr. Bruss; $3,180 in 2007 and $10,490 in 2006 for Ms. Coutley; $11,528 in 2007 and $7,602 in 2006 for Ms. Arndt.

(6)	Salary includes amounts contributed by participants in the Wauwatosa Savings Bank 401(k) Plan and deferred by participants in the Wauwatosa Savings Bank Executive Deferred Compensation Plan. Mr. Gordon’s salary includes $20,500 contributed to the 401(k) in 2007, $15,000 contributed to the 401(k) in 2006, $131,635 deferred in 2007 and $61,538 deferred in 2006. Mr. Larson’s salary includes $11,080 contributed to the 401(k) in 2006, $29,867 deferred in 2007 and $9,803 deferred in 2006. Mr. Bruss’ salary includes $6,317 contributed to the 401(k) in 2007 and $13,190 contributed to the 401(k) in 2006. Ms. Coutley’s salary includes $12,519 contributed to the 401(k) in 2006 and $5,538 deferred in 2006. Ms. Arndt’s salary includes $12,058 contributed to the 401(k) in 2007 and $6,231 contributed to the 401(k) in 2006. Amounts deferred are also reported in the Nonqualified Deferred Compensation table which follows.

(7)	Bonus includes $90,000 deferred in 2007 and $250,000 deferred in 2006 by Mr. Gordon and $27,000 deferred in 2006 by Ms. Coutley as participants in the Wauwatosa Savings Bank Executive Deferred Compensation Plan. These amounts are also reported in the Nonqualified Deferred Compensation table which follows.

(8)	The stock price of awards earned during 2007 was $12.28 per share when they vested on January 5, 2008. This compares to the stock price of $17.67 per share recorded as compensation expense in the financial statements in accordance with FAS 123R. Option awards earned during 2007 had no intrinsic value when they vested on January 5, 2008 although $5.39 per share was recorded as compensation expense in the financial statements in accordance with FAS 123R. Total named officer compensation adjusted for the value of stock and option awards on the vesting date is: Mr. Gordon — $755,911; Mr. Larson — $338,807; Mr. Bruss — $297,538; Mrs. Arndt — $218,056.

GRANTS OF PLAN-BASED AWARDS

		Stock	Option	Exercise Price
	Grant	Awards	Awards	of Option Awards
Name (1)	Date	(#)(2)	(#)(3)	($/sh)
Douglas S. Gordon	01/05/2007	100,000	250,000	17.67

Richard C. Larson	01/05/2007	16,500	50,000	17.67

William F. Bruss	01/05/2007	13,500	50,000	17.67

Rebecca M. Arndt	01/05/2007	10,000	25,000	17.67

(1)	Neither option awards nor stock awards have been granted to Ms. Coutley.

(2)	Amounts in this column represent the total number of restricted stock awards granted in fiscal 2007 to the named executives. The restricted stock awards vest ratably over a five-year period. Each restricted stock award entitles the individual to receive dividend payments, if any, on the outstanding award.

(3)	Amounts in this column represent the total number of stock options granted in fiscal 2007 to the named executive officers. The stock options vest ratably over a five-year period and expire if not exercised prior to the end of the tenth year.
OUTSTANDING EQUITY AWARDS AT YEAR-END
December 31, 2007

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying	Option		Number of	Value of
	Unexercised	Unexercised	Exercise	Option	Shares That	Shares That
	Options (#)	Options (#)	Price	Expiration	Have Not	Have Not
Name(1)	Exercisable	Unexercisable	($)	Date (2)	Vested (#)(3)	Vested($)(4)
Douglas S. Gordon	—	250,000	17.67	1/5/2017	100,000	1,282,000
Richard C. Larson	—	50,000	17.67	1/5/2017	16,500	211,530
William F. Bruss	—	50,000	17.67	1/5/2017	13,500	173,070
Rebecca M. Arndt	—	25,000	17.67	1/5/2017	10,000	128,200

(1)	Neither option awards nor stock awards have been granted to Ms. Coutley.

(2)	Option awards issued under the 2006 Equity Incentive Plan with an expiration date of 10 years from the date of grant. The exercise price is equal to the closing market price on the grant date. Options vest in five annual increments of 20% annually beginning on the first anniversary of the grant date.

(3)	Consists of restricted shares awarded on January 5, 2007 under the 2006 Equity Incentive Plan. The restricted shares vest in five annual increments of 20% each beginning on the first anniversary of the initial award.

(4)	Based on the $12.82 per share closing price of our common stock on December 31, 2007, the last trading day of the year.

     The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2007 for the named executive officers.
PENSION BENEFITS

Number of
		Years	Present	Payments
		Credited	Value of	During Last
		Service	Accumulated	Fiscal
Name(1)	Plan Name	(#)(3)	Benefit ($)(4)	Year ($)(2)
Richard C. Larson	Wisconsin Financial
Institutions Employees’
	Defined Benefit Pension Plan	15	258,382	—
William F. Bruss	Wisconsin Financial
Institutions Employees’
	Defined Benefit Pension Plan	7	65,310	—
Barbara J. Coutley	Wisconsin Financial
Institutions Employees’
	Defined Benefit Pension Plan	31	417,398	—

(1)	Neither Mr. Gordon nor Ms. Arndt was eligible to participate in the named plan.

(2)	The Board of Directors authorized the freezing of benefits and termination of the named plan at its December Board meeting in 2005. As such, contributions were immediately discontinued.

(3)	Years of credited service are as of the 2005 plan year end due to the authorized plan termination.

(4)	Due to the authorized termination of the plan, vested benefits no longer accrue. All participants are fully vested in their accrued benefits under this plan. Vested benefits do continue to earn interest through the date of distribution. The present value of the benefit disclosed is determined as of December 31, 2007. Interest credited to the vested benefit in 2007 was determined by the insurance company that manages the underlying plan assets and totaled $20,355 for Mr. Larson, $5,300 for Mr. Bruss and $33,632 for Ms. Coutley.
     Wauwatosa Savings Bank sponsored a non-contributory defined benefit pension plan intended to satisfy the qualification requirements of Section 401(a) of the Internal Revenue Code. Employees of Wauwatosa Savings Bank became eligible to participate in the Plan once they reached age 21 and completed 1,000 hours of service in a consecutive 12-month period. Participants became fully vested in their accrued benefits under the Plan upon the completion of six years of vesting service. Participants were credited with one year of vesting service for each plan year in which they completed 1,000 hours of service.
     At its December 20, 2005 meeting, the Board of Directors of Wauwatosa Savings Bank authorized the freezing and termination of the plan. The final distributions under the pension plan are expected in 2008 and are dependent upon receipt of all appropriate IRS and Pension Benefit Guarantee Corporation approvals. The final vested benefit will be calculated by Northwestern Mutual Life Insurance Company, which is the manager of pension plan assets.

     The following table sets forth information with respect to our deferred compensation plan at and for the year ended December 31, 2007.
NONQUALIFIED DEFERRED COMPENSATION(1)

	Executive
	Contributions in	Registrant	Aggregate	Aggregate
	Last Fiscal Year	Contributions in	Earnings in Last	Balance at Last
Name(2)	($)(3)	Last Fiscal Year ($)	Fiscal Year ($)	Fiscal Year End ($)
Douglas S. Gordon	221,635	—	21,348	555,062
Richard C. Larson	29,867	—	(438)	39,318
Barbara J. Coutley	—	—	1,810	34,396

(1)	There were no aggregate withdrawals/distributions in 2007.

(2)	Mr. Bruss and Ms. Arndt have not deferred any compensation.

(3)	These amounts are included in the Salary or Bonus column of the Summary Compensation Table as detailed in notes 6 and 7 for that table.
     Wauwatosa Savings Bank established the Wauwatosa Savings Bank Executive Deferred Compensation Plan effective as of September 1, 2006. The plan was amended and restated effective as of September 1, 2006 in order to conform to changes in the tax rules under Code Section 409A and the Treasury Regulations thereunder. Under this plan, selected senior management and highly compensated employees are permitted to defer, until a future designated date, a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in this plan, Wauwatosa Savings Bank expects the plan to benefit it by attracting and retaining the most capable individuals to fill its executive positions.
     A participant may defer (i) up to 80% of salary or commissions and/or (ii) up to 100% of bonus or incentive pay; provided, however, that (A) the participant may not defer less than $5,000 in a plan year and (B) the participant’s deferral election for a plan year shall relate to compensation earned by him during such plan year, whether or not paid during that plan year. The investment options available to each participant are (i) the Moody’s A long-term corporate bond rate, adjusted as of the first day of each plan year to equal the average yield for the month of September of the previous plan year (6.23% as of September 2007; 5.50% as of September 2006), and (ii) the total return of the Standard & Poor’s 500 Index for the applicable calendar quarter (0.18%, 5.81%, 1.56%, and (3.82)% per quarter in 2007). Participant account balances can be allocated between the two investment options in increments of 10% of balances. The participant can change the election option allocation selected effective January 1 or July 1 by submitting a new election form at least 15 days in advance of the effective date.
     Each participant shall elect, at the time the participant makes his compensation deferral election, the calendar year in which such deferrals are to be distributed to him. The year of distribution may be any year subsequent to the year of deferral, including any year prior to or following the participant’s separation from service. A participant may change the date as of which any portion of his account is to be distributed to him, provided that (i) the election shall not take effect until at least 12 months after the date on which the election is made and (ii) the first payment with respect to which such election is made is deferred for at least five years from the date such payment would otherwise have been made. Distributions may also be made under the plan in the event of the participant’s death or separation from service or due to the severe hardship of the participant. Participants are always fully vested in their deferrals and earnings thereon under the plan.
     Payments Upon Termination. Under our existing plans and arrangements, if our named executive officers had been terminated as of December 31, 2007 due to their death or separation from service, Messrs. Gordon and Larson and Ms. Coutley would have received $555,062, $39,318 and $34,396, respectively under our executive deferred compensation plan.

Other Benefit Plans
     Employee Stock Ownership Plan and Trust. The ESOP became effective on October 4, 2005. Employees who are at least 21 years old and who have completed at least one year of service are eligible to participate. The ESOP trust borrowed funds from Wauwatosa Holdings for the purchase of 761,515 shares in the open market, which represented 7.5% of the total Wauwatosa Holdings shares sold in the initial public offering and those contributed to the charitable foundation. The trust does not anticipate purchasing any additional shares at this time.
     The common stock purchased by the ESOP serves as collateral for the loan. The loan is being repaid principally from Wauwatosa Savings Bank discretionary contributions to the ESOP over a period of up to 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is fixed at 5.0% per annum. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.
     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of their compensation in the year of allocation. Benefits under the plan vest in accordance with a graded vesting schedule providing full vesting after the completion of six years of credited service. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, or disability. Vested benefits are payable in the form of common stock and/or cash and benefits are generally distributable upon a participant’s separation from service.
     Wauwatosa Savings Bank contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. In any plan year, Wauwatosa Savings Bank may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders or which constitute authorized but unissued shares or shares held in treasury by Wauwatosa Holdings. The timing, amount and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations and market conditions. Wauwatosa Savings’ contributions to the ESOP are not fixed; therefore, benefits payable under the ESOP cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares committed to be released. During the year ended December 31, 2007, 76,152 shares were allocated to participants in the ESOP, which resulted in compensation expense of $1,252,000 to Wauwatosa Savings Bank for the period.
     Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee votes all allocated shares held in the ESOP as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted by the trustee, subject to the fiduciary responsibilities of the trustee.
     The ESOP must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Wauwatosa Savings intends to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the ESOP. Wauwatosa Savings expects to receive a favorable determination letter, but cannot guarantee that it will.
     401(k) Plan. The Wauwatosa Savings Bank 401(k) Plan is a tax qualified plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by Wauwatosa Savings Bank on the first January 1, April 1, July 1 or September 1 coinciding with or next following the date that the employee has attained 18 years of age and completed at least three months of service with Wauwatosa Savings Bank.
     Participants may elect to annually contribute up to the lesser of 90% of eligible compensation or $15,500 in calendar year 2007. Wauwatosa Savings Bank may make discretionary profit sharing contributions to the 401(k) Plan but has never done so. Plan participants direct the investment of their accounts in several types of investment funds. Participants are always 100% vested in their elective deferrals and related earnings. Participants become vested in any discretionary profit sharing contributions and related earnings in 20% increments, beginning with the completion of two years of service and ending with the completion of six years of service. Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.
     Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2007.
DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total ($)
Director	($)(1)	($)(2)	($)(2)	(3)
Patrick S. Lawton Chairman of the Board; Compensation Committee Chairman	39,500	70,680	53,900	164,080
Michael L. Hansen Audit Committee Chairman	32,000	70,680	53,900	156,580
Stephen J. Schmidt Nominating Committee Chairman	29,500	70,680	53,900	154,080
Thomas E. Dalum Director	27,000	70,680	53,900	151,580

(1)	Includes annual retainer, committee and chairmanship fees.

(2)	Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R, of restricted stock and stock options awarded in 2007 under our 2006 Equity Incentive Plan.

(3)	The stock price of awards earned during 2007 was $12.28 per share when they vested on January 5, 2008. This compares to the stock price of $17.67 per share recorded as compensation expense in the financial statements in accordance with FAS 123R. Option awards earned during 2007 had no intrinsic value when they vested on January 5, 2008 although $5.39 per share was recorded as compensation expense in the financial statements in accordance with FAS 123R. Total director compensation adjusted for the value of stock and option awards on the vesting date is: Mr. Lawton — $88,620; Mr. Hansen — $81,120; Mr. Schmidt — $78,620; Mr. Dalum — $76,120.
     In 2007, we paid each non-officer director an annual retainer of $12,000. In addition, annual fees paid to both the Chairman of the Board and the Chairman of the Audit Committee totaled $10,000 each while the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each received $7,500. Finally, each regular non-chairperson member of each of the three committees previously mentioned received an annual fee of $5,000.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the federal securities laws, Wauwatosa Holdings’ directors, its executive officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. We believe that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2007.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of the members of the Compensation Committee was an officer or employee of Wauwatosa Holdings, Wauwatosa Savings Bank or any subsidiary, nor did any of them have any other reportable interlock.

CERTAIN TRANSACTIONS WITH WAUWATOSA HOLDINGS
     Wauwatosa Savings has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve. Our historical policy has been that transactions with its directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties. Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors. Directors and executive officers, and their associates, regularly deposit funds with Wauwatosa Savings Bank; the deposits are made on the same terms and conditions which are offered to other depositors.
     In the ordinary course of business, Wauwatosa Savings makes loans available to its directors, officers and employees. After six months of continuous employment, full-time employees of Wauwatosa Savings were entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations. In December 2005, the Board discontinued the employee loan program for employee loans originated after March 31, 2006. Employee loans at reduced interest rates originated on or before March 31, 2006 continue on their same terms.
     The chart below lists the named executive officers who participated in the employee mortgage loan program as of December 31, 2007 and the terms of the mortgage loans as of that date. No directors or other executive officers of Wauwatosa Holdings, Wauwatosa Savings or any Bank subsidiary participated in the employee mortgage loan program during the year ended December 31, 2007.

Named Executive	Maximum Balance	Balance as of	Employee	Non-employee
Officer	During 2007	December 31, 2007	Interest Rate	Interest Rate
Barbara J. Coutley	$250,591	$243,818	4.35%	6.25%
Richard C. Larson	$324,888	$317,987	4.35%	5.75%
William F. Bruss	$318,592	$312,519	4.35%	5.50%
     At the time of termination of employment with Wauwatosa Savings, the interest rate will be adjusted to the non-employee interest rate as set forth in the mortgage note.
     Management believes that these loans neither involve more than the normal risk of collection nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the Board of Directors. The interest rate on loans to directors and officers is the same as that offered to other employees.
     Other than described above, since January 1, 2007, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Wauwatosa Holdings Board of Directors was created in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee’s functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to the our financial accounting and reporting. No member of the Audit Committee is employed by or has any other material relationship with us other than as a customer or shareholder. The members are “independent” as defined in Rule 4200(a)(15) of the NASD listing standards for the NASDAQ Stock Market. The board of directors has adopted a written charter for the Audit Committee which can be found on our website.

     In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:
•	reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management;

•	discussed with KPMG LLP, our independent registered public accounting firm, those matters which are required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU §380); and

•	received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.
This report has been provided by the Audit Committee:
Michael L. Hansen, Chairman
Thomas E. Dalum
Patrick S. Lawton
Stephen J. Schmidt
     Based on the foregoing, the Audit Committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.
     In addition, the Audit Committee also considered the fees paid to KPMG LLP for services provided by KPMG during year ended December 31, 2007. See “Proposal II – Ratification of the Appointment of Our Independent Registered Public Accounting Firm” below. The Committee believes that the provision of the non-audit services is compatible with maintaining KPMG independence.
PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of KPMG LLP has audited the consolidated financial statements of Wauwatosa Holdings as of and for the year ended December 31, 2007; and has served as our principal independent accountant since March 12, 2004. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.
     The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. We are submitting the selection of independent registered public accountants for shareholder ratification at the annual meeting.
     Our organizational documents do not require that shareholders ratify the selection of KPMG LLP as our independent registered public accounting firm. We are doing so because we believe that ratification is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Wauwatosa Holdings and its shareholders.
     The following table presents the aggregate fees for professional services by KPMG LLP for the years ended December 31, 2007 and 2006.

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
Audit Fees(1)	$200,000	$202,750
Audit Related Fees(2)	6,950	10,000
Tax Fees(3)	—	53,800

Total	$206,950	$256,550

(1)	Audit fees consist of professional services rendered by KPMG LLP for the audit of our financial statements and review of our Forms 10-Q.

(2)	Audit related fees consist of services rendered by KPMG LLP for the charter change in 2007 from a Wisconsin chartered holding company to a federal holding company and the 2006 Federal Home Loan Bank collateral verification.

(3)	Tax fees in 2006 include $38,500 for the 2005 tax returns and related filings and $15,300 for assistance with an IRS audit of the federal income tax returns for 2003 and 2004.
     The Audit Committee approves all engagements of the independent registered public accounting firm in advance, including approval of the related fees.
     The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm.

SHAREHOLDER PROPOSALS AND NOTICES
     Shareholder proposals must be received by the Secretary of Wauwatosa Holdings, William F. Bruss, no later than November 28, 2008 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to SEC Rule 14a-8.
     Under SEC rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Wauwatosa Holdings at least 45 days prior to the month and day of mailing the prior year’s Proxy Statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the Proxy Statement. Therefore, any such matters must be received by February 8, 2009 in the case of the 2009 annual meeting of shareholders. Wauwatosa Holdings is not aware of any such proposals for the 2008 annual meeting.
     Our bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than 30 days before the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of Wauwatosa Holdings, Inc. which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

By Order of the Board of Directors

William F. Bruss
Senior Vice President and Secretary
Wauwatosa, Wisconsin
March 28, 2008
     We will provide a copy of the Wauwatosa Holdings Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007 (without exhibits) without charge to any record or beneficial owner of our common stock on the written request of that person directed to: Richard C. Larson, Chief Financial Officer, Wauwatosa Holdings, Inc., 11200 W Plank Ct, Wauwatosa, WI 53226. The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the SECs website at www.sec.gov.

11200 W. PLANK CT. WAUWATOSA, WI 53226
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wauwatosa Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WAUWA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAUWATOSA HOLDINGS, INC.

The Board of Directors recommends a
vote “FOR” the election of the nominees and “FOR” the ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. The election of the following nominees as director for terms expiring in 2011: Nominees: 01) Michael L. Hansen 02) Stephen J. Schmidt	☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	Ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof as determined by a majority of the Board of Directors.

The undersigned acknowledges receipt from Wauwatosa Holdings, Inc., prior to the execution of this proxy, of a notice of annual meeting of shareholders, a proxy statement and an annual report to shareholders.

Please sign below exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY
WAUWATOSA HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2008
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Board of Directors of Wauwatosa Holdings, Inc. (the “Board of Directors”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Wauwatosa Holdings, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders (the “Meeting”) to be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin on Tuesday, May 13, 2008, at 10:00 a.m., and at any and all adjournments and postponements thereof.
     THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     As a participant in the Wauwatosa Savings Bank ESOP (the “Plan”), you have the right to direct Marshall & Ilsley Trust Company N.A., the Trustee of the Plan, how to vote the shares of Wauwatosa Holdings, Inc. held for you in the Plan. These shares will be voted at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. To give your voting instructions to the Trustee, please complete and return the enclosed voting card. A return envelope is provided for your convenience. If your instructions are not received by May 5, 2008 or if you do not respond, the Trustee will decide how to vote the shares held for you in the Plan. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you or any other participant has directed the Trustee to vote.
     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Wauwatosa Holdings, Inc., at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Wauwatosa Holdings, Inc. or by duly executing a proxy bearing a later date.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

11200 W. PLANK CT. WAUWATOSA, WI 53226
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wauwatosa Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WAUWA3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAUWATOSA HOLDINGS, INC.
The Board of Directors recommends a
vote “FOR” the election of the nominees and “FOR” the ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. The election of the following nominees as director for terms expiring in 2011: 01) Michael L. Hansen 02) Stephen J. Schmidt	☐	☐	☐

		For	Against	Abstain

2.	Ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof as determined by a majority of the Board of Directors.

The undersigned acknowledges receipt from Wauwatosa Holdings, Inc., prior to the execution of this proxy, of a notice of annual meeting of shareholders, a proxy statement and an annual report to shareholders.

Please sign below exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY
WAUWATOSA HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2008
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Board of Directors of Wauwatosa Holdings, Inc. (the “Board of Directors”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Wauwatosa Holdings, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders (the “Meeting”) to be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin on Tuesday, May 13, 2008, at 10:00 a.m., and at any and all adjournments and postponements thereof.
     THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Wauwatosa Holdings, Inc., at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Wauwatosa Holdings, Inc. or by duly executing a proxy bearing a later date.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/13/08

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement / Form 10K / Proxy Card

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/23/08.
To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

WAUWATOSA HOLDINGS, INC.

11200 W. PLANK CT. WAUWATOSA, WI 53226
Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of 3/18/08
is to be held on 5/13/08 at 10:00 A.M.

at:	Country Springs Hotel 2810 Golf Road Pewaukee, WI 53072-5449

DIRECTIONS:
The Country Springs Hotel is located in Pewaukee, Wisconsin just 18 miles from Milwaukee and 75 miles from Madison. It is easily accessed from Interstate 94 from downtown Milwaukee and Mitchell International Airport.
From Downtown Milwaukee: Go west on I-94 (to Madison) approximately 20 miles to Hwy. T, turn right. Go 1/4 mile to Golf Road, then left (west) on Golf Road about 1 mile to the Country Springs Hotel.
From Gen. Mitchell Intl. Airport: Go west approximately 1 mile on airport freeway spur (119) to I-94 west. Go north on I-94 about 1-1/2 miles to 894 west bypass. Go west on 894 about 12 miles to I-94. Go west on I-94 (to Madison) about 12 miles to Hwy. T (Exit 293). Turn right at the end of the exit. Go 1/4 mile to Golf Road, then turn left on Golf Road and go west about 1 mile to the Country Springs Hotel.
From Madison: Go east on I-94 to Hwy. G (Exit 291). Go north on Hwy G to Golf Road, then right on Golf Road about 1/4 mile to the Country Springs Hotel.
From Rockford: Go north on I-90 to I-43. Take I-43 to Hwy. 83 (Mukwonago). Go north on Hwy. 83 to I-94. Go east on I-94 to Hwy. G (Exit 291). Go north on Hwy G. to Golf Road, then east on Golf Road about 1/2 mile to the Country Springs Hotel.

Voting items

The Board of Directors recommends a vote “FOR” the election of the nominees and “FOR” the ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.

1.	The election of the following nominees as director for terms expiring in 2011:
Nominees:
01) Michael L. Hansen
02) Stephen J. Schmidt

2.	Ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.

In their discretion, the proxy holders are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof as determined by a majority of the Board of Directors.